EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 20, 2012

To the Participants, Benefit Plan Administration Committee, and Investment Committee
Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by
Local 17 of the International Brotherhood of Electrical Workers
Detroit, Michigan

We consent to the incorporation, by reference in Registration Statement No. 333-157768 of DTE Energy Company on Form S-8, of our report dated June 20, 2012, with respect to the statements of net assets available for benefits of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers as of December 31, 2011 and 2010, and the related statement of changes in net assets available for benefits for the year ended December 31, 2011, which report appears in the December 31, 2011 Annual Report on Form 11-K of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers.

/s/ GEORGE JOHNSON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan